UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2017 (March 31, 2017)

mLight Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-169805	27-3436055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Airway Avenue, Suite 141 Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-981-3464

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 31, 2017, mLight Tech, Inc., a Florida corporation, (the “Company”) entered into a spin-off agreement (the “Spin-Off Agreement”) with Ding King Training Institute, Inc., the Company’s wholly owned subsidiary and a company incorporated pursuant to the laws of California (“DKTI”), and Todd Sudeck (“Mr. Sudeck”). Pursuant to the Spin-Off Agreement, Mr. Sudeck shall receive all of the issued and outstanding capital stock of DKTI in exchange for 2,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Shares”) owned by Mr. Sudeck. Immediately upon the closing of the Spin-Off Agreement, Mr. Sudeck shall become the sole equity owner of DKTI and the Company shall have no further interest in DKTI.

A form of the Spin-Off Agreement is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the Spin-Off Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Pursuant to the Spin-Off Agreement, the Company issued three promissory notes to three holders listed in the Schedule A of the promissory note transfer agreement, dated March 31, 2017, for an aggregate amount of $133,000, with a 5% annual interest rate (the "Note Transfer Agreement"). A copy of the Note Transfer Agreement is attached hereto as Exhibit 10.3.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.01. Changes in Control of Registrant

On March 31, 2017, Mr. Sudeck entered into a Securities Purchase Agreement (the “SPA”) with certain purchasers listed in the Exhibit A of the SPA (the “Purchasers”) pursuant to which the Purchasers acquired 180,000,000 shares of Common Stock from Mr. Sudeck for an aggregate purchase price of $325,000. The transaction contemplated in the SPA closed on the same day (the “Closing”).

The Shares represent approximately 87.17% of issued and outstanding Common Stock of the Company. The transaction has resulted in a change in control of the Company.

In connection with the change in control, Mr. Sudeck, the President, Chief Executive Officer, Chief Financial Officer, Secretary and the sole member of the board of directors of the Company (the “Board”), resigned from all his positions with the Company.

Simultaneously with the Closing, Mr. Huibin Su was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and a director of the Board, Mr. Jiyin Li was appointed as the Chairman of the Board, and Zizhong Huang was appointed as the Company’s Chief Operating Officer, all effective immediately.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Resignation of Directors and Officers

Upon the Closing, Mr. Sudeck resigned from his positions as director, President, Chief Executive Officer, Chief Financial Officer, Secretary of the Company.

There was no disagreement between Mr. Sudeck and the Company.

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(b) Appointment of Directors and Officers

Upon closing, the following person was appointed as our directors and officers effective on March 31, 2017:

Name	Age	Position
Jiyin Li	30	Chairman
Huibin Su	37	Director, Chief Executive Officer and Chief Financial Officer
Zizhong Huang	28	Chief Operating Officer

Mr. Li, age 30, has served as the Chairman of Shenzhen Chuangxiang Network Technology Co., Ltd, a company that engages in the development of mobile and internet software products. From August 2015 to June 2016, he was also the CEO of Shenzhen Chuangxiang Network Technology Co. Ltd. From October 2012 to June 2015, he served as the Deputy General Manager of Shenzhen E-Life Technology Co., Ltd., a technology company that develops mobile applications and online games. Mr. Li obtained his Bachelor of Art in business management from Huanghe Science &Technology College.

Mr. Li does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Su, age 37, has served as the CEO and CFO of Shenzhen Chuangxiang Network Technology Co., Ltd since June 2016. From January 2015 to May 2016, he served as the CFO of Guangzhou Honghuayuan Investments Limited, an investment company that specializes in real estate related investments and fund management. From January 2012 to February 2014, he served as the CFO of Guangzhou Wancai Group Limited, a real estate and tourism development company. From August 2002 to December 2011, he served as the Finance Supervisor of Guangzhou Pharmaceutical Holdings Limited, a pharmaceutical wholesaler and distribution company. Mr. Su obtained his Master Degree in Business Administration from Sun Yat-Sen University.

Mr. Su does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Huang, age 28, has served as the COO of Shenzhen Chuangxiang Network Technology Co., Ltd since July 2016. From January 2015 to June 2016, Mr. Li was the co-founder and COO of Dongguan Houhai Asset Management Co., Ltd., an investment company that specializes in equity investments and private fund management. From July 2012 to December 2014, he served as the business manager of Dongguan Rural Commercial Bank. Mr. Huang obtained his Bachelor in business administration from South China Agricultural University.

Mr. Huang does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Spin-off Agreement dated March 31, 2017 by and among mLight Tech, Inc., The Ding King Training Institute, Inc., and Todd Sudeck.

10.2	Securities Purchase Agreement by and among mLight Tech, Inc., Todd Sudeck and certain purchasers as set forth on Exhibit A thereof.

10.3	Promissory Note Transfer Agreement, dated March 31, 2017, by and among Adam McDonald, the buyers set forth therein and Ding King Training Institute, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MLight Tech, Inc.

Dated: April 5, 2017	By:	/s/ Huibin Su
	Name:	Huibin Su
	Title:	Chief Executive Officer

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